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                                                                    EXHIBIT 10.3

                                FIRST AMENDMENT

                 FIRST AMENDMENT, dated as of March 25, 1997 (this "Amendment"), to the Credit Agreement, dated as of February 28, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among STC BROADCASTING, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), NationsBank of Texas, N.A., as documentation agent for the Lenders thereunder and The Chase Manhattan Bank, as administrative and syndication agent for the Lenders thereunder (in such capacity, the "Administrative Agent").


                              W I T N E S S E T H

                 WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain Loans to the Borrower; and

                 WHEREAS, the Borrower has requested that the Lenders amend, and the Lenders have agreed to amend, certain of the provisions of the Credit Agreement, upon the terms and subject to the conditions set forth below;

                 NOW, THEREFORE, the parties hereto hereby agree as follows:

                 1. Defined Terms. (a) As used herein, terms defined in the Credit Agreement are used herein as so defined.

                 (b) The definitions of "Consolidated Fixed Charge Coverage Ratio" and "Consolidated Interest Coverage Ratio are each hereby amended by adding at the end of each of such definitions immediately prior to the period the following:

                 "provided, that for any Test Period there shall be netted from Consolidated Cash Interest Expense for the purpose of computing such ratio the amount of any interest earned on the Subordinated Debt Cash Balance during such period."

                 (c) The definition of "Consolidated Leverage Ratio" is hereby amended by adding at the end of such definition immediately prior to the period the following:

                 "provided, that at the end of any Test Period or on any Adjustment Date there shall be netted from Consolidated Total Debt for the purpose of computing such ratio the amount of the Subordinated Debt Cash Balance at such time."



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                 (d)  There shall be added to subsection 1.1 of the Credit
                 Agreement in the appropriate alphabetical order the following new defined terms:

                 "'First Amendment': the First Amendment, dated as of March 25, 1997, to this Agreement.

                 "'First Amendment Effective Date': the date of effectiveness of the First Amendment.

                 "'Subordinated Debt Cash Balance': an amount equal to the difference (but not below zero) between (i) $6,600,000 and (ii) the amount of cash expended by the Borrower subsequent to the First Amendment Effective Date for Permitted Acquisitions (it being understood that the first amounts of cash expended for Permitted Acquisitions shall be deemed to have been expended from, and shall reduce (but not below zero) by such amounts expended, the Subordinated Debt Cash Balance)."

                 2. Addition of New Subsection 6.2(h). The Credit Agreement is hereby amended by adding thereto the following new subsection 6.2(h) (and deleting the word "and" at the end of subsection 6.2(g) and renumbering current subsection 6.2(h) as subsection 6.2(i)):

                 "(h)      until the Subordinated Debt Cash Balance is deemed
         to be reduced to zero in accordance with the definition thereof, at time of consummating any Permitted Acquisition, a certificate of a Responsible Officer, specifying the Subordinated Debt Cash Balance after giving effect to such Permitted Acquisition; and"

                 3. Amendment to Subsection 7.2(g). Subsection 7.2(g) of the Credit Agreement is hereby amended by deleting the number "$85,000,000" where it appears therein and substituting in lieu thereof the number "$100,000,000".

                 4. Representations and Warranties. On and as of the date hereof after giving effect to this Amendment, the Borrower hereby represents and warrants to the Lenders that:

                 (a)  Each of its representations and warranties contained in
         Section 4 of the Credit Agreement or in any certificate, document or financial or other statement furnished at any time under or in connection therewith are true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all





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         material respects as of such earlier date; provided that the references to the Credit Agreement therein shall be deemed to include this Amendment; and

                 (b) No Default or Event of Default has occurred and is continuing.

                 5. Conditions Precedent. This Amendment shall be effective upon the satisfaction of the following conditions precedent:

                 (a) The Administrative Agent shall have received this Amendment duly executed and delivered by the Borrower and each of the Lenders.

                 (b) The Administrative Agent shall have received, with a copy for each Lender, a certificate of a Responsible Officer specifying the Subordinated Debt Cash Balance as of the date hereof.

                 6. Release of New York Mortgage. Upon the effectiveness of this Amendment, the Lenders hereby agree to release the Mortgages covering the real property of the Rochester Station, pursuant to documentation in form and substance satisfactory to the Borrower and the Administrative Agent.

                 7. Continuing Effect; No Other Amendments. Except as expressly stated herein, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendments contained herein shall not constitute an amendment of any other provision of the Credit Agreement or for any purpose except as expressly set forth herein.

                 8. Governing Law; Counterparts. (a) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                 (b) This Amendment may be executed in any number of counterparts, all of which counterparts, taken together, shall constitute one and the same instrument.





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                 IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                          STC BROADCASTING, INC.


                                          By: /s/ David Fitz
                                              ----------------------------------
                                                  Name: David Fitz
                                                  Title: Chief Financial Officer


                                          THE CHASE MANHATTAN BANK, as
                                          Administrative Agent and as a Lender


                                          By: /s/ Mary Bacon
                                              ----------------------------------
                                                  Name: Mary Bacon
                                                  Title: Vice President


                                          NATIONSBANK OF TEXAS, N.A., as
                                          Documentation Agent and as a Lender


                                          By: /s/ David James
                                              ----------------------------------
                                                  Name: David James
                                                  Title: Vice President





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